As filed with the Securities and Exchange Commission on June 20, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Paratek Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0960223
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Paratek Pharmaceuticals, Inc. 2017 Inducement Plan

(Full title of the plan)

Michael F. Bigham
Chairman and Chief Executive Officer

75 Park Plaza

Boston, MA 02116

(Name and address of agent for service)

(617) 807-6600

(Telephone number, including area code, of agent for service)

With copies to:

William M. Haskel	Christopher Comeau, Esq.
Senior Vice President, General Counsel and Corporate Secretary	Ropes & Gray LLP
Paratek Pharmaceuticals, Inc.	Prudential Tower
75 Park Plaza	800 Boylston Street
Boston, MA 02116	Boston, MA 02199
(617) 807-6600	(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	550,000 shares	$22.15	$12,182,500.00	$1,411.95

(1)

This Registration Statement covers an aggregate of 550,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to awards granted or to be granted in accordance with NASDAQ Listing Rule 5635(c)(4), as an inducement material to an individual’s entering into employment with the Registrant.  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by The NASDAQ Global Market on June 16, 2017, a date that is within five business days prior to the date on which this Registration Statement is being filed, to be $22.50 and $21.80, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 550,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Paratek Pharmaceuticals, Inc. (the “Registrant”) that may be issued pursuant to awards granted in accordance with NASDAQ Listing Rule 5635(c)(4), as an inducement material to an individual’s entering into employment with the Registrant, pursuant to the Paratek Pharmaceuticals, Inc. 2017 Inducement Plan (the “2017 Inducement Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2017 Inducement Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference, except for information “furnished” under Items 2.02, 7.01 or 9.01 on a Current Report on Form 8-K or other information “furnished” to the Commission which is not deemed filed:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission on March 2, 2017, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016, as filed with the Commission on May 5, 2017.

(b)     The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the Commission on May 4, 2017.

(c)     The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 4, 2017, February 8, 2017, April 3, 2017, April 24, 2017 and June 16, 2017.

(d)     The description of the Registrant’s Common Stock contained in Item 1 of the Registrant’s Registration Statement on Form 8-A (File No. 000-51967), as filed with the Commission on May 2, 2006, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Notwithstanding the foregoing, information “furnished” under Item 2.02, 7.01 or 9.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or any related prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;
•	any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These provisions do not limit or eliminate the Registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws require the Registrant to indemnify its directors and officers to the fullest extent not prohibited by Delaware law. The Registrant may expand the extent of such indemnification by individual contracts with its directors and officers. Further, the Registrant may decline to indemnify any director or officer in connection with any proceeding initiated by such person, unless such proceeding was authorized by its board of directors.

The Registrant has entered into indemnity agreements with each of its current directors and its executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers or employees for which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant has the power to indemnify its employees and other agents, as permitted by Delaware law, but it is not required to do so.

The Registrant has a directors’ and officers’ insurance and registrant reimbursement policy. The policy insures the Registrant’s directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which the Registrant has lawfully indemnified the directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed on October 31, 2014)

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, as filed on October 31, 2014)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed on April 16, 2015)

4.4	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-3 (File No. 333-201458), as filed on January 12, 2015)

5.1*	Opinion of Ropes & Gray LLP

10.1+	2017 Inducement Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed on June 16, 2017)

10.2+

Form of Stock Option Grant Notice and Form of Option Agreement under the 2017 Inducement Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed on June 16, 2017)

10.3+

Form of Restricted Stock Unit Award Grant Notice and Form of Restricted Stock Unit Award Agreement under the 2017 Inducement Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, as filed on June 16, 2017)

23.1*	Consent of CohnReznick LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ropes & Gray LLP (included in Exhibit 5.1 of this Registration Statement)

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)

+ Indicates management contract or compensatory plan, contract or arrangement.

* Filed herewith.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 20, 2017.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Michael F. Bigham
Michael F. Bigham Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Douglas W. Pagán and William M. Haskel, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Paratek Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael F. Bigham Michael F. Bigham	Chairman and Chief Executive Officer	June 20, 2017
(Principal Executive Officer)

/s/ Douglas W. Pagán	Chief Financial Officer	June 20, 2017
Douglas W. Pagán	(Principal Financial and Accounting Officer)

/s/ Evan Loh, M.D.	President, Chief Operating Officer, Chief Medical Officer and Director	June 20, 2017
Evan Loh, M.D.

/s/ Thomas J. Dietz, Ph. D.	Director	June 20, 2017
Thomas J. Dietz, Ph.D.

/s/ Timothy R. Franson, M.D.	Director	June 20, 2017
Timothy R. Franson, M.D.

/s/ Richard J. Lim	Director	June 20, 2017
Richard J. Lim

/s/ Kristine Peterson	Director	June 20, 2017
Kristine Peterson

/s/ Robert S. Radie	Director	June 20, 2017
Robert S. Radie

/s/ Jeffrey Stein, Ph.D.	Director	June 20, 2017
Jeffrey Stein, Ph.D.

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed on October 31, 2014)

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, as filed on October 31, 2014)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed on April 16, 2015)

4.4	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-3 (File No. 333-201458), as filed on January 12, 2015)

5.1*	Opinion of Ropes & Gray LLP

10.1+	2017 Inducement Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed on June 16, 2017)

10.2+

Form of Stock Option Grant Notice and Form of Option Agreement under the 2017 Inducement Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed on June 16, 2017)

10.3+

Form of Restricted Stock Unit Award Grant Notice and Form of Restricted Stock Unit Award Agreement under the 2017 Inducement Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, filed on June 16, 2017)

23.1*	Consent of CohnReznick LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ropes & Gray LLP (included in Exhibit 5.1 of this Registration Statement)

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)

+ Indicates management contract or compensatory plan, contract or arrangement.

* Filed herewith.